Exhibit 4.5

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

IN ADDITION, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF SUCH SECURITIES BY ANY PERSON FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS IMMEDIATELY FOLLOWING THE DATE OF EFFECTIVENESS OF THE PUBLIC OFFERING OF THE COMPANY’S SECURITIES PURSUANT TO REGISTRATION STATEMENT NO.: 333-220550 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT IN ACCORDANCE WITH FINRA RULE 5110(G)(2).

CUE BIOPHARMA, INC.

UNDERWRITER WARRANT

Warrant No. U2017-3

36,259 shares of Common Stock

December 27, 2017

This UNDERWRITER WARRANT (this “Warrant”) of Cue Biopharma, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”), is being issued pursuant to that certain Underwriting Agreement, dated December 14, 2017, as amended by the Amendment to Underwriting Agreement dated December 21, 2017 (the “Underwriting Agreement”), between the Company and MDB Capital Group, LLC as representative of the underwriters (the “Underwriters”) relating to a best efforts public offering (the “Offering”) of shares of common stock, $0.001 par value, of the Company (the “Common Stock”).

FOR VALUE RECEIVED, the Company hereby grants to Paulson Investment Company LLC and its permitted successors and assigns (collectively, the “Holder”) the right to purchase from the Company up to 36,259 shares of Common Stock (such shares underlying this Warrant, the “Warrant Shares”), at a per share purchase price equal to $9.375 (the “Exercise Price”), subject to the terms, conditions and adjustments set forth below in this Warrant.

1.            Date of Warrant Exercise. This Warrant shall become exercisable one hundred eighty (180) days after the Base Date (the “Exercise Date”). As used in this Warrant, the term “Base Date” shall mean December 14, 2017 (the effective date of the registration statement). Except as otherwise provided for herein or as permitted by applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), this Warrant and the underlying Warrant Shares shall not be sold, transferred, assigned, pledged or hypothecated prior to the date that is one hundred eighty (180) days immediately following the Base Date pursuant to FINRA Rule 5110(g)(1), except as permitted under FINRA Rule 5110(g)(2).

2.            Expiration of Warrant. This Warrant shall expire on the five (5) year anniversary of the Base Date (the “Expiration Date”).

3.            Exercise of Warrant. This Warrant shall be exercisable pursuant to the terms of this Section 3.

3.1           Manner of Exercise.

(a)          This Warrant may only be exercised by the Holder hereof on or after the Exercise Date and on or prior to the Expiration Date, in accordance with the terms and conditions hereof, in whole or in part (but not as to fractional shares) with respect to any portion of this Warrant, during the Company’s normal business hours on any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York, New York are authorized by law to be closed (a “Business Day”), by surrender of this Warrant to the Company at its office maintained pursuant to Section 10.2(a) hereof, accompanied by a written exercise notice in the form attached as Exhibit A to this Warrant (or a reasonable facsimile thereof) duly executed by the Holder, together with the payment of the aggregate Exercise Price for the number of Warrant Shares purchased upon exercise of this Warrant. Upon surrender of this Warrant, the Company shall cancel this Warrant document and shall, in the event of partial exercise, replace it with a new Warrant document in accordance with Section 3.3. The Exercise Price may be paid in a “cashless” or “cash” exercise or a combination thereof pursuant to Section 3.1(b) and Section 3.1(c) below; provided, however, that, if at any time during the term of this Warrant there is no effective registration statement registering the Warrant Shares under the Securities Act, or no current prospectus available for, the issuance or resale of the Warrant Shares by the Holder, then this Warrant may only be exercised at such time by means of a “cashless” exercise.

(b)          Except as provided for in Section 3.1(c) below, each exercise of this Warrant must be accompanied by payment in full of the aggregate Exercise Price in cash by check or wire transfer in immediately available funds for the number of Warrant Shares being purchased by the Holder upon such exercise.

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(c)          Subject to Section 3.1(a) and the other terms and conditions of this Warrant, the aggregate Exercise Price for the number of Warrant Shares being purchased may also be paid in full or in part on a “cashless” basis:

(i)	in the form of Common Stock owned by the Holder (based on the Fair Market Value (as defined below) of such Common Stock on the date of exercise);

(ii)	in the form of Warrant Shares withheld by the Company from the Warrant Shares otherwise to be received upon exercise of this Warrant having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Warrant Shares being purchased by the Holder; or

(iii)	by a combination of the foregoing, provided that the combined value of all cash and the Fair Market Value of any shares surrendered to the Company is at least equal to the aggregate Exercise Price for the number of Warrant Shares being purchased by the Holder.

For purposes of this Warrant, the term “Fair Market Value” shall be the closing price on the trading day immediately preceding the applicable exercise herein as officially reported by the principal securities exchange on which the Common Stock is then listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any securities exchange as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

To illustrate a cashless exercise of this Warrant under Section 3.1(c)(ii) (or for a portion thereof for which cashless exercise treatment is requested as contemplated by Section 3.1(c)(iii) hereof), the calculation of such exercise shall be as follows:

X = Y (A-B)/A

where:

X =	the number of Warrant Shares to be issued to the Holder (rounded to the nearest whole share).

Y =	the number of Warrant Shares with respect to which this Warrant is being exercised.

A =	the Fair Market Value of the Common Stock.

B =	the Exercise Price.

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(d)          For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood, and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction as described in Section 3.1(c) above shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood, and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction as described in Section 3.1(c) above shall be deemed to have commenced on the date this Warrant was issued.

3.2           When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been duly exercised as provided in Sections 3.1 and 12 hereof, and, at such time, the Holder in whose name any certificate or certificates for Warrant Shares shall be issuable upon exercise as provided in Section 3.3 hereof shall be deemed to have become the holder or holders of record thereof of the number of Warrant Shares purchased upon exercise of this Warrant.

3.3           Delivery of Common Stock Certificates and New Warrant. As soon as reasonably practicable after each exercise of this Warrant, in whole or in part, and in any event within three (3) Business Days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder hereof or, subject to Sections 9 and 10 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(a)          a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and non-assessable Warrant Shares to which the Holder shall be entitled upon exercise; and

(b)          in case exercise is in part only, a new Warrant document of like tenor, dated the date hereof, for the remaining number of Warrant Shares issuable upon exercise of this Warrant after giving effect to the partial exercise of this Warrant (including the delivery of any Warrant Shares as payment of the Exercise Price for such partial exercise of this Warrant).

4.            Certain Adjustments. For so long as this Warrant is outstanding:

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4.1           Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Common Stock otherwise provided for herein) resulting in a reclassification to or change in the terms of securities issuable upon exercise of this Warrant (a “Reorganization”), or a merger or consolidation of the Company with another corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a “Person” or the “Persons”) (other than a merger with another Person in which the Company is a continuing corporation and which does not result in any reclassification or change in the terms of securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a “Merger”), then, as a part of such Reorganization or Merger, lawful provision and adjustment shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock, equity or debt securities, cash or other property receivable upon such Reorganization or Merger by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such Reorganization or Merger. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares of stock, equity or debt securities, cash or other property thereafter deliverable upon exercise of this Warrant. The provisions of this Section 4.1 shall similarly apply to successive Reorganizations and/or Mergers.

4.2           Splits and Subdivisions; Dividends. In the event the Company should at any time or from time to time effectuate a split or subdivision of the outstanding shares of Common Stock or pay a dividend in or make a distribution payable in additional shares of Common Stock or other securities, or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of the applicable record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Exercise Price shall be appropriately decreased and the number of Warrant Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares; provided, however, that no adjustment shall be made in the event the split, subdivision, dividend or distribution is not effectuated. Notwithstanding the foregoing or anything else to the contrary herein, in no event shall the per share Exercise Price be reduced below the par value of one Common Share or of such other securities as may be issued upon exercise of the Warrant.

Pursuant to the adjustment terms of this Section 4.2, provided that the shareholders are proportionally affected by such split or subdivision, dividend, distribution, or other similar event, the Holder may receive a greater number of Warrant Shares or the per share Exercise Price may be lower than originally contemplated by this Warrant. Additionally, the Holder shall not have the right to accrue cash dividends prior to the exercise or conversion of the Warrant.

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4.3           Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Exercise Price shall be appropriately increased and the number of shares of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

4.4           Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Stock paid out of current or retained earnings and declared by the Company’s Board of Directors) or options or rights not referred to in Sections 4.2 or 4.3 then, in each such case for the purpose of this Section 4.4, upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of Warrant Shares as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

5.            No Impairment. The Company will not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all of the terms and in the taking of all actions necessary or appropriate in order to protect the rights of the Holder against impairment.

6.            Notice as to Adjustments. With respect to each adjustment pursuant to Section 4 of this Warrant, the Company, at its expense, will promptly compute the adjustment or re-adjustment in accordance with the terms of this Warrant and furnish the Holder with a certificate certified and confirmed by the Secretary or Chief Financial Officer of the Company setting forth, in reasonable detail, the event requiring the adjustment or re-adjustment and the amount of such adjustment or re-adjustment, the method of calculation thereof and the facts upon which the adjustment or re-adjustment is based, and the Exercise Price and the number of Warrant Shares or other securities purchasable hereunder after giving effect to such adjustment or re-adjustment, which report shall be mailed by first class mail, postage prepaid to the Holder.

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7.            Reservation of Shares. The Company shall, solely for the purpose of effecting the exercise of this Warrant, at all times during the term of this Warrant, reserve and keep available out of its authorized shares of Common Stock, free from all taxes, liens and charges with respect to the issue thereof and not subject to preemptive rights of shareholders of the Company, such number of its shares of Common Stock as shall from time to time be sufficient to effect in full the exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect in full the exercise of this Warrant, in addition to such other remedies as shall be available to Holder, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, using its Reasonable Commercial Efforts (as defined in Section 14 hereof) to obtain the requisite shareholder approval necessary to increase the number of authorized shares of Common Stock. The Company hereby represents and warrants that all shares of Common Stock issuable upon proper exercise of this Warrant shall be duly authorized and, when issued and paid for upon proper exercise, shall be validly issued, fully paid and nonassessable.

8.            Registration and Listing.

8.1           Definition of Registrable Securities; Majority. As used herein, the term “Registrable Securities” means any shares of Common Stock issuable upon the exercise of this Warrant until the date (if any) on which such shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of the shares shall not require registration or qualification under the Securities Act or any similar state law then in force. For purposes of this Warrant, the term “Majority Holders” shall mean holders of in excess of fifty percent (50%) of the shares of Common Stock then underlying original Warrant Nos. U2017-1, U2017-2 and U2017-3 (assuming the exercise of the entire warrants).

8.2           Demand Registration Rights.

(a)          If at any time after the date hereof and on or before the Expiration Date there is no effective registration statement registering the Warrant Shares under the Securities Act, or no current prospectus available for, the issuance or resale of the Warrant Shares by the Holder, the Company, upon written demand (“Demand Notice”) of the Majority Holders, agrees to register on one occasion all of the Registrable Securities (a “Demand Right”). On such occasion, the Company will file a registration statement or a post-effective amendment to the Registration Statement covering the Registrable Securities within forty-five (45) days after receipt of a Demand Notice and use its Reasonable Commercial Efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Warrants and/or the Registrable Securities within ten (10) days from the date of the receipt of any such Demand Notice.

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(b)          Registration of Registrable Securities under this Section 8.2 shall be on such appropriate registration form: (i) as shall be selected by the Company; and (ii) as shall permit the disposition of such Registrable Securities in accordance with this Section 8.2. The Company agrees to include in any such registration statement all information which the requesting holders of Registrable Securities shall reasonably request, which is required to be contained therein. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 8.2, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its Reasonable Commercial Efforts to qualify or register the Registrable Securities in such states as are reasonably requested by the Majority Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause (i) the Company to be obligated to register, license or qualify to do business in such state, submit to general service of process in such state or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction, or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement or post-effective amendment filed pursuant to the demand right granted under Section 8.2(a) to remain effective for a period of nine consecutive months from the effective date of such registration statement or post-effective amendment. The Holders shall only use the prospectuses provided by the Company to sell the Registrable Securities covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission.

8.3           Incidental Registration Rights.

(a)          If the Company, for a period of seven (7) years commencing from the Base Date, proposes to register any of its securities under the Securities Act (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act, pursuant to registration on Form S-4 or S-8 or any successor forms) whether for its own account or for the account of any holder or holders of its shares other than Registrable Securities (any shares of such holder or holders (but not those of the Company and not Registrable Securities) with respect to any registration are referred to herein as, “Other Shares”), the Company shall at each such time give prompt (but not less than thirty (30) days prior to the anticipated effectiveness thereof) written notice to the holders of Registrable Securities of its intention to do so. The holders of Registrable Securities shall exercise the “piggy-back” rights provided herein by giving written notice within ten (10) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder). Except as set forth in Section 8.3(b), the Company will use its Reasonable Commercial Efforts to effect the registration under the Securities Act of all of the Registrable Securities which the Company has been so requested to register by such holder, to the extent required to permit the disposition of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 8.3.

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(b)          If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by this Section 8.3 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by a holder of Registrable Securities, use its Reasonable Commercial Efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform the Company by letter of its belief that inclusion in such distribution of all or a specified number of such securities proposed to be distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such letter to state the basis of such belief and the approximate number of such Registrable Securities, such Other Shares and shares held by the Company proposed so to be registered which may be distributed without such effect), then the Company may, upon written notice to such holder, the other holders of Registrable Securities, and holders of such Other Shares, reduce pro rata in accordance with the number of shares of Common Stock desired to be included in such registration (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and Other Shares the registration of which shall have been requested by each holder thereof so that the resulting aggregate number of such Registrable Securities and Other Shares so included in such registration, together with the number of securities to be included in such registration for the account of the Company, shall be equal to the number of shares stated in such managing underwriter’s letter.

8.4           Registration Procedures. Whenever the holders of Registrable Securities have properly requested that any Registrable Securities be registered pursuant to the terms of this Warrant, the Company shall use its Reasonable Commercial Efforts to effect the registration for the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)          prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement with respect to such Registrable Securities and use its Reasonable Commercial Efforts to cause such registration statement to become effective;

(b)          notify such holders of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to (i) keep such registration statement effective and the prospectus included therein usable for a period commencing on the date that such registration statement is initially declared effective by the SEC and ending on the date when all Registrable Securities covered by such registration statement have been sold pursuant to the registration statement or cease to be Registrable Securities, and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

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(c)          furnish to such holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders;

(d)          use its Reasonable Commercial Efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as such holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders, including, without limitation, any applicable FINRA filings within the time mandated by applicable FINRA rules, including without limitations Rule 5110(b); provided, however, that the Company shall not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

(e)          notify such holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading, and, at the reasonable request of such holders, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they are made, not materially misleading;

(f)          provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(g)          make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, managers, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

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(h)          otherwise use its Reasonable Commercial Efforts to comply with all applicable rules and regulations of the SEC, and make available to such holders, as soon as reasonably practicable, an earnings statement of the Company, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and, at the option of the Company, Rule 158 thereunder;

(i)          in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its Reasonable Commercial Efforts promptly to obtain the withdrawal of such order; and

(j)          if the offering is underwritten, use its Reasonable Commercial Efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration, an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters covering such issues as are customarily addressed in opinions to underwriters in public offerings and reasonably required by such underwriters.

8.5           Expenses. The Company shall pay all Registration Expenses relating to the registration and listing obligations set forth in this Section 8. For purposes of this Warrant, the term “Registration Expenses” means: (a) all registration, filing and FINRA fees; (b) all reasonable fees and expenses of complying with securities or blue sky laws; (c) all word processing, duplicating and printing expenses; (d) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance; (e) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if the Company desires such insurance, if any; and (f) fees and disbursements of one counsel for the selling holders of Registrable Securities. Further, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual or quarterly review, the expense of any liability insurance and the expenses and fees for listing the Registrable Securities on each security exchange on which the Common Stock is then listed. Registration Expenses shall not include any underwriting discounts and commissions which may be incurred in the sale of any Registrable Securities and transfer taxes of the selling holders of Registrable Securities.

8.6           Listing. The Company shall secure the listing of the Common Stock underlying this Warrant upon each national securities exchange or automated quotation system upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall maintain such listing of shares of Common Stock. For so long as any of the Company’s Common Stock is listed on The NASDAQ Stock Market (or such other national securities exchange or market, as applicable), the Company shall comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of The NASDAQ Stock Market (or such other national securities exchange or market.

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8.7           Information Provided by Holders. Any holder of Registrable Securities included in any registration shall furnish to the Company such information as the Company may reasonably request in writing, including, but not limited to, a completed and executed questionnaire requesting information customarily sought of selling security holders, to enable the Company to comply with the provisions hereof in connection with any registration referred to in this Warrant. In the event that a holder of Registrable Securities fails to provide such information on a timely basis, and in any event within seven (7) Business Days of the Company’s written request, then the Company shall be entitled to exclude the Registrable Securities of such holder from such registration and the Company shall nevertheless be deemed to have satisfied its obligations hereunder with respect to such registration.

8.8           Effectiveness Period. The Company shall use its Reasonable Commercial Efforts to keep each registration statement contemplated hereunder continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities covered by such Registration Statement have been sold, or (ii) all Registrable Securities covered by such Registration Statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144 under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and the affected holders of Registrable Securities.

8.9           Net Cash Settlement. Notwithstanding anything herein to the contrary, in no event will the Holder hereof be entitled to receive a net-cash settlement as liquidated damages in lieu of physical settlement in shares of Common Stock, regardless of whether the Common Stock underlying this Warrant is registered pursuant to an effective registration statement; provided, however, that the foregoing will not preclude the Holder from seeking other remedies at law or equity for breaches by the Company of its registration obligations hereunder.

8.10         Termination of Registration Rights. The registration rights afforded to the Holder under this Section 8 shall terminate on the earliest date when all Registrable Securities of the Holder either: (i) have been publicly sold by the Holder pursuant to a Registration Statement, (ii) have been covered by an effective Registration Statement on Form S-1 or Form S-3 (or successor form), which may be kept effective as an evergreen Registration Statement, or (iii) may be sold by the Holder within a 90 day period without registration pursuant to Rule 144 or consistent with applicable SEC interpretive guidance (including CD&I no. 201.04 (April 2, 2007) or similar interpretive guidance).

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9.            Restrictions on Transfer.

9.1           Restrictive Legends. This Warrant and each Warrant issued upon transfer or in substitution for this Warrant pursuant to Section 10 hereof, each certificate for Common Stock issued upon the exercise of the Warrant and each certificate issued upon the transfer of any such Common Stock shall be transferable only upon satisfaction of the conditions specified in this Section 9. Each of the foregoing securities shall be stamped or otherwise imprinted with a legend reflecting the restrictions on transfer set forth herein and any restrictions required under the Securities Act or other applicable securities laws.

9.2           Notice of Proposed Transfer. Prior to any transfer of any securities which are not registered under an effective registration statement under the Securities Act (“Restricted Securities”), which transfer may only occur if there is an exemption from the registration provisions of the Securities Act and all other applicable securities laws, the Holder shall complete the form attached as Exhibit B to this Warrant and give written notice to the Company of the Holder’s intention to effect a transfer (and shall describe the manner and circumstances of the proposed transfer). The following provisions shall apply to any proposed transfer of Restricted Securities:

(a)          If in the opinion of counsel for the Holder reasonably satisfactory to the Company the proposed transfer may be effected without registration of the Restricted Securities under the Securities Act (which opinion shall state in detail the basis of the legal conclusions reached therein), the Holder shall, upon delivery of an executed original of such opinion, thereupon be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate representing the Restricted Securities issued upon or in connection with any transfer shall bear the restrictive legends required by Section 9.1 hereof.

(b)          If the opinion called for in (i) above is not delivered, the Holder shall not be entitled to transfer the Restricted Securities until either: (x) receipt by the Company of a further notice from such Holder pursuant to the foregoing provisions of this Section 9.2 and fulfillment of the provisions of clause (i) above; or (y) such Restricted Securities have been effectively registered under the Securities Act.

9.3           Certain Other Transfer Restrictions. Notwithstanding any other provision of this Warrant: (i) prior to the Exercise Date, this Warrant or the Restricted Securities thereunder may only be transferred or assigned to the persons permitted under FINRA Rule 5110(g); and (ii) subject at all times to FINRA Rule 5110(g), no opinion of counsel shall be necessary for a transfer of Restricted Securities by the holder thereof to any Person employed by or owning equity in the Holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were the original purchaser hereof and such transfer is permitted under applicable securities laws.

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9.4           Termination of Restrictions. Except as set forth in Section 9.3 hereof and subject at all times to FINRA Rule 5110(g), the restrictions imposed by this Section 9 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities: (a) which shall have been effectively registered under the Securities Act; or (b) when, in the opinion of counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act or Section 10 hereof. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 9.1 hereof.

10.          Ownership, Transfer, Sale and Substitution of Warrant.

10.1         Ownership of Warrant. The Company may treat any Person in whose name this Warrant is registered in the Warrant Register maintained pursuant to Section 10.2(b) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Sections 9 and 10 hereof, this Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

10.2         Office; Exchange of Warrant.

(a)          The Company will maintain its principal office at the location identified in the prospectus relating to the Offering or at such other offices as set forth in the Company’s most current filing (as of the date notice is to be given) under the Securities Exchange Act of 1934, as amended, or as the Company otherwise notifies the Holder.

(b)          The Company shall cause to be kept at its principal office a Warrant Register for the registration and transfer of the Warrant. The name and address of the holder of the Warrant, the transfers thereof and the name and address of the transferee of the Warrant shall be registered in such Warrant Register. The Person in whose name the Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c)          Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company at its expense will (subject to compliance with Section 9 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered (after giving effect to any previous adjustment(s) to the number of Warrant Shares).

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10.3         Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

10.4         Opinions. In connection with the sale of the Warrant Shares by Holder, the Company agrees to cooperate with the Holder if the Company’s counsel determines such opinion is appropriate, and at the Company’s expense, to have its counsel provide any legal opinions required to remove the restrictive legends from the Warrant Shares in connection with a sale, transfer or legend removal request of Holder.

11.          No Rights or Liabilities as Stockholder. Except as provided in Section 4.4, no Holder shall be entitled to vote or receive dividends or distributions or be deemed the holder of any equity securities which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or distributions, or to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company, until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.

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12.          Notices. Any notice or other communication in connection with this Warrant shall be given in writing and directed to the parties hereto as follows: (a) if to the Holder, at the address of the holder in the warrant register maintained pursuant to Section 10 hereof; or (b) if to the Company, to the attention of its Chief Executive Officer at its office maintained pursuant to Section 10.2(a) hereof; provided that the exercise of the Warrant shall also be effected in the manner provided in Section 3 hereof. Notices shall be deemed properly delivered and received when delivered to the notice party (i) if personally delivered, upon receipt or refusal to accept delivery, (ii) if sent via facsimile, upon mechanical confirmation of successful transmission thereof generated by the sending telecopy machine, (iii) if sent by a commercial overnight courier for delivery on the next Business Day, on the first Business Day after deposit with such courier service, or (iv) if sent by registered or certified mail, five (5) Business Days after deposit thereof in the U.S. mail.

13.          Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the transfer or registration of this Warrant or any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

14.          Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Majority Holders. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof. When used herein, the term “Reasonable Commercial Efforts” means, with respect to the applicable obligation of the Company, reasonable commercial efforts for similarly situated, publicly-traded companies.

(Signature on Following Page)

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IN WITNESS WHEREOF, the Company has caused this Underwriter Warrant to be duly executed as of the date first above written.

CUE BIOPHARMA, INC.

By:	/s/ Daniel R. Passeri
Name:	Daniel R. Passeri
Title:	Chief Executive Officer

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EXHIBIT A
FORM OF EXERCISE NOTICE
[To be executed only upon exercise of Warrant]

To CUE BIOPHARMA, INC.:

The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 3.1 of the Warrant with respect to [_____] Warrant Shares, at an exercise price of $[____] per share, and requests that the certificates for such Warrant Shares be issued, subject to Sections 9 and 10, in the name of and delivered to:

The undersigned is hereby making payment for the Warrant Shares in the following manner:

[check one]

☐	by cash in accordance with Section 3.1(b) of the Warrant

☐	via cashless exercise in accordance with Section 3.1(c) of the Warrant in the following manner:

The undersigned hereby represents and warrants that it is, and has been since its acquisition of the Warrant, the record and beneficial owner of the Warrant.

Dated:

Print or Type Name

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City)	(State)	(Zip Code)

EXHIBIT B
FORM OF ASSIGNMENT
[To be executed only upon transfer of Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto_____________________[include name and addresses] the rights represented by the Warrant to purchase__________ shares of Common Stock of CUE BIOPHARMA, INC. to which the Warrant relates, and appoints Attorney to make such transfer on the books of CUE BIOPHARMA, INC. maintained for the purpose, with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City)	(State)	(Zip Code)

Signed in the presence of:

(Signature of Transferee)

(Street Address)

(City)	(State)	(Zip Code)

Signed in the presence of: